Exhibit 99.1

Hometown Bancshares, Inc. and Subsidiary

Independent Auditor’s Report and Financial Statements

December 31, 2017

Independent Auditor’s Report

Board of Directors

Hometown Bancshares, Inc. and Subsidiary

Carthage, Missouri

We have audited the accompanying consolidated financial statements of Hometown Bancshares, Inc. and its Subsidiary, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Board of Directors

Hometown Bancshares, Inc. and Subsidiary

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hometown Bancshares, Inc. and its Subsidiary as of December 31, 2017, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Springfield, Missouri

June 11, 2018

Hometown Bancshares, Inc. and Subsidiary

Balance Sheet

December 31, 2017

Assets

Cash and due from banks	$4,322,417
Interest-bearing time deposits in banks	1,094,000
Available-for-sale securities	7,420,294
Loans, net of allowance for loan losses of $2,329,492	149,074,586
Loans held for sale	117,700
Interest receivable	634,827
Premises and equipment, net	9,396,482
Federal Reserve and Federal Home Loan Bank stock	1,098,900
Foreclosed assets held for sale, net	1,592,050
Other	594,213

Total assets	$175,345,469

Liabilities and Stockholder’s Equity
Liabilities
Deposits
Demand	$30,337,266
Savings, NOW and money market	67,432,377
Time, $100,000 and over	30,639,827
Time, other	23,409,065
Total deposits	151,818,535
Short-term borrowings	977,098
Federal Home Loan Bank advances	10,000,000
Subordinated debentures	6,186,000
Notes payable	3,000,000
Interest payable and other liabilities	1,781,661

Total liabilities	173,763,294

Stockholders' Equity
Common stock, $1 par value; authorized 300,000 shares; 231,391 shares issued and outstanding	231,391
Additional paid-in capital	18,936,427
Accumulated deficit	(17,424,759)
Accumulated other comprehensive loss	(160,884)

Total stockholders' equity	1,582,175

Total liabilities and stockholders' equity	$175,345,469

See Notes to Consolidated Financial Statements

Hometown Bancshares, Inc. and Subsidiary

Statement of Operations

Year Ended December 31, 2017

Interest Income
Loans	$6,667,252
Debt securities	122,093
Deposits with financial institutions	46,385
Other	44,719
Total interest income	6,880,449

Interest Expense
Deposits	539,026
Federal funds purchased and securities sold under agreements to repurchase	6,670
Subordinated debentures	447,309
Notes payable	152,083
Federal Home Loan Bank advances	221,257
Total interest expense	1,366,345

Net Interest Income	5,514,104

Provision for Loan Losses	-

Net Interest Income After Provision for Loan Losses	5,514,104

Noninterest Income
Service charges and fees on deposit accounts	990,767
Net gains on loan sales	183,303
Net realized gains on sales of available-for-sale securities	31,122
Other	78,712
Total noninterest income	1,283,904

Noninterest Expense
Salaries and employee benefits	3,580,996
Occupancy	1,270,260
Data processing	644,378
Foreclosed assets, net	143,627
Deposit insurance premiums	113,071
Impairment of premises and equipment	4,628,900
Other	1,462,401
Total noninterest expense	11,843,633

Loss Before Income Taxes	(5,045,625)

Provision for Income Taxes	-

Net Loss	$(5,045,625)

See Notes to Consolidated Financial Statements

Hometown Bancshares, Inc. and Subsidiary

Statement of Comprehensive Income (Loss)

Year Ended December 31, 2017

2017

Net Loss	$(5,045,625)

Other Comprehensive Income
Unrealized appreciation on available-for-sale securities	55,952
Less: reclassification adjustment for realized gains included in net income	(31,122)

24,830

Comprehensive Loss	$(5,020,795)

See Notes to Consolidated Financial Statements

Hometown Bancshares, Inc. and Subsidiary

Statement of Stockholders’ Equity

Year Ended December 31, 2017

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total

Balance, January 1, 2017	$225,207	$18,784,937	$(12,379,134)	$(185,714)	$6,445,296

Net loss	-	-	(5,045,625)	-	(5,045,625)

Change in unrealized appreciation (depreciation) on available-for- sale securities	-	-	-	24,830	24,830

Purchase of common stock	6,184	151,490	-	-	157,674

Balance, December 31, 2017	$231,391	$18,936,427	$(17,424,759)	$(160,884)	$1,582,175

See Notes to Consolidated Financial Statements

Hometown Bancshares, Inc. and Subsidiary

Statement of Cash Flows

Year Ended December 31, 2017

Operating Activities
Net loss	$(5,045,625)
Items not requiring (providing) cash
Depreciation	545,358
Amortization and accretion, net	26,174
Gain on sale of loans	(183,303)
Loss on foreclosed assets held for sale	93,158
Impairment of premises and equipment	4,628,900
Changes in
Loans held for sale	873,698
Interest receivable	(32,863)
Other assets	102,471
Interest payable and other liabilities	262,814
Net cash provided by operating activities	1,270,782

Investing Activities
Net change in loans	(9,306,980)
Purchases of loans	(3,371,775)
Purchase of premises and equipment	(38,952)
Proceeds from the sale of foreclosed assets	403,718
Proceeds from calls/maturities of available-for-sale securities	725,000
Principal paydowns on available-for-sale collateralized mortgage obligations	463,154
Purchase of Federal Home Loan Bank and Federal Reserve Bank stock	(75,850)
Net cash used in investing activities	(11,201,685)

Financing Activities
Net increase in demand, savings and interest-bearing deposits	5,671,128
Net increase in time deposits	1,909,263
Net decrease in short-term borrowings	(741,842)
Proceeds from Federal Home Loan Bank advances	23,157,674
Repayments of Federal Home Loan Bank advances	(21,100,000)
Net cash provided by financing activities	8,896,223

Decrease in Cash and Cash Equivalents	(1,034,680)

Cash and Cash Equivalents, Beginning of Year	5,357,097

Cash and Cash Equivalents, End of Year	$4,322,417

Supplemental Cash Flows Information
Real estate acquired in settlement of loans	$20,146
Interest paid	$1,361,666

See Notes to Consolidated Financial Statements

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Note 1:     Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Hometown Bancshares, Inc. is a holding company for Hometown Bank, N.A. (Bank). The Bank is primarily engaged in providing a full range of banking and financial services to individual and corporate customers in Southwest Missouri. The Bank is subject to competition from other financial institutions. The Bank also is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include accounts of Hometown Bancshares, Inc. and Hometown Bank, N.A. (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of property acquired in connection with foreclosures or in satisfaction of loans and fair values of financial instruments.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2017, there were no cash equivalents outstanding.

Interest-Bearing Deposits in Banks

Interest-bearing time deposits in banks generally mature within two years and are carried at cost. At December 31, 2017, one time deposit matures in 2023.

Securities

Securities are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. For debt securities with fair value below amortized cost when the Company does not intend to sell a debt security, and it is more likely than not the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value, determined using an aggregate basis. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and amortized as a level-yield adjustment over the respective term of the loan.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Bank’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	35-40 years
Furniture and fixtures	5-10 years
Equipment	3-5 years

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Long-Lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Impairment loss of $4,628,900 was recognized for premises and equipment for the year ended December 31, 2017, due to the sale of the Company described in Note 22. Fair value was determined based on appraised values and expected selling prices.

Federal Reserve and Federal Home Loan Bank Stock

Federal Reserve and Federal Home Loan Bank stock are required investments for institutions that are members of the Federal Reserve and Federal Home Loan Bank systems. The required investment in the common stock is based on a predetermined formula, carried at cost and evaluated for impairment.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment. With few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by taxing authorities for years before 2014.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Accumulated other comprehensive income (loss) includes unrealized appreciation (depreciation) on available-for-sale securities.

Note 2:     Restriction on Cash and Due From Banks

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2017, was $1,396,000.

Note 3:     Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses of securities are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
Available-for-Sale Securities
December 31, 2017
U.S. government agencies	$5,702,647	$-	$(86,257)	$5,616,390
Collateralized mortgage obligations	1,878,531	-	(74,627)	1,803,904

	$7,581,178	$-	$(160,884)	$7,420,294

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

The amortized cost and fair value of available-for-sale securities at December 31, 2017, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale
	Amortized
	Cost	Fair Value

Within one year	$512,389	$509,625
One to five years	4,190,258	4,125,485
Five to ten years	1,000,000	981,280
After ten years	-	-
Collateralized mortgage obligations	1,878,531	1,803,904

	$7,581,178	$7,420,294

The amortized cost of securities pledged as collateral to secure public deposits and for other purposes amounted to $6,404,863 at December 31, 2017. The fair value of pledged securities amounted to $6,268,307 at December 31, 2017.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2017, was $7,420,294, which is 100% of the Company’s available-for-sale investment portfolio. These declines primarily resulted from changes in market interest rates.

Management believes the declines in fair value for these securities are temporary.

The following table shows the Company’s investments’ gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2017:

	Less Than 12 Months		12 Months or More		Total
Description of	Fair	Unrealize	Fair	Unrealized	Fair	Unrealized
Securities	Value	Losses	Value	Losses	Value	Losses

Available-for-Sale Securities
U.S. government agencies	$520,615	$(4,765)	$5,095,775	$(81,492)	$5,616,390	$(86,257)
Collateralized mortgage obligations	-	-	1,803,904	(74,627)	1,803,904	(74,627)

Total temporarily impaired securities	$520,615	$(4,765)	$6,899,679	$(156,119)	$7,420,294	$(160,884)

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Note 4:     Loans and Allowance for Loan Losses

Classes of loans at December 31, 2017, include:

Real estate and home equity	$25,614,645
Construction	2,458,920
Commercial and agricultural	21,742,286
Commercial real estate	95,909,141
Consumer installment and other	5,129,106
Leases	63,346
Overdrafts	21,107
Total loans	150,938,551

Less
Net deferred loan fees (costs), premiums and discounts	(465,527)
Allowance for loan losses	2,329,492
1,863,965

Net loans	$149,074,586

The following table presents the activity in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of and for the year ended December 31, 2017:

	Construction	Commercial Real Estate	Real Estate and Home Equity	Commercial and Agriculture	Consumer and Other	Total
	(In Thousands)
Allowance for Loan Losses
Balance, beginning of year	$64	$1,442	$197	$510	$116	$2,329
Provision charged to expense	-	-	-	-	-	-
Losses charged off	-	(63)	(24)	(44)	(30)	(161)
Recoveries	-	137	-	4	20	161

Balance, end of year	$64	$1,516	$173	$470	$106	$2,329

Ending balance: individually evaluated for impairment	$-	$-	$-	$-	$-	$-

Ending balance: collectively evaluated for impairment	$64	$1,516	$173	$470	$106	$2,329

Loans
Ending balance	$2,459	$95,909	$25,615	$21,742	$5,214	$150,939

Ending balance: individually evaluated for impairment	$-	$2,639	$-	$1,207	$-	$3,846

Ending balance: collectively evaluated for impairment	$2,459	$93,270	$25,615	$20,535	$5,214	$147,093

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

The following table presents the Company’s loan portfolio aging analysis of the recorded investment in loans as of December 31, 2017:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivable	Total Loans > 90 Days & Accruing
	(In Thousands)
Construction	$-	$-	$-	$-	$2,459	$2,459	$-
Commercial real estate	-	209	-	209	95,700	95,909	-
Real estate and home equity	130	-	-	130	25,485	25,615	-
Commercial and agricultural	355	-	621	976	20,766	21,742	-
Consumer and other loans	8	-	79	87	5,127	5,214	1,806

Total	$493	$209	$700	$1,402	$149,537	$150,939	$1,806

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16) when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

The following summarized impaired loans at December 31, 2017:

	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized
	(In Thousands)
Loans without a specific valuation allowance
Commercial real estate	$2,714	$2,714	$-	$1,280	$-
Real estate and home equity	-	-	-	-	-
Commercial and agricultural	1,210	1,270	-	602	-
Consumer and other loans	-	-	-	-	-

Loans with a specific valuation allowance
Commercial real estate	-	-	-	-	-
Real estate and home equity	-	-	-	-	-
Commercial and agricultural	-	-	-	92	-
Consumer and other loans	-	-	-	-	-
Total impaired loans	$3,924	$3,984	$-	$1,974	$-

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

At December 31, 2017, the Bank had $304,324 of commercial loans that were modified in troubled debt restructurings. The modifications of the terms of such loans included one or a combination of the following: an extension of maturity or a reduction of the stated interest rate.

There were no significant increases to the allowance for loan losses or resulting charge-offs as a result of these restructurings. None of the loans modified in the past 12 months have subsequently defaulted.

The following table presents the Company’s nonaccrual loans at December 31, 2017.

Construction	$-
Commercial real estate	-
Real estate and home equity	1,547,357
Commercial and agricultural	1,210,138
Consumer and other loans	-

Total	$2,757,495

As part of the ongoing monitoring of the credit quality of the Company’s loan portfolio, management tracks loans by an internal rating system. All loans are assigned an internal credit quality rating based on an analysis of the borrower’s financial condition. The criteria used to assign quality ratings to extensions of credit that exhibit potential problems or well-defined weaknesses are primarily based upon the degree of risk and the likelihood of orderly repayment, and their effect on the Company’s safety and soundness. The following are the internally assigned ratings:

Pass - This rating represents loans that have strong asset quality and liquidity along with a multiyear track record of profitability.

Special mention - This rating represents loans that are currently protected but are potentially weak. The credit risk may be relatively minor, yet constitute an increased risk in light of the circumstances surrounding a specific loan.

Substandard - This rating represents loans that show signs of continuing negative financial trends and unprofitability and therefore, is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Residential Real Estate: The residential real estate and home equity loans are generally secured by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Company’s market areas that might impact either property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Commercial Real Estate: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company’s market areas.

Construction: Construction loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company’s market areas.

Commercial and Agricultural: The commercial and agricultural portfolio includes loans to commercial and agricultural customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Consumer and Other: The consumer and other loan portfolio consist of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from a borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors (such as unemployment and general economic conditions in the Bank’s market area) and the creditworthiness of a borrower.

The following tables provide information about the credit quality of the loan portfolio using the Company’s internal rating system as of December 31, 2017:

	Construction	Commercial Real Estate	Residential Real Estate	Commercial and Agricultural	Consumer and Other	Total
	(In Thousands)
Rating:
Pass	$2,459	$92,920	$25,433	$19,744	$5,214	$145,770
Special mention	-	-	117	142	-	259
Substandard	-	2,989	65	1,856	-	4,910

Total	$2,459	$95,909	$25,615	$21,742	$5,214	$150,939

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

The Company evaluates the loan risk grading system definitions and allowance for loan loss methodology on an ongoing basis. No significant changes were made to either during the past year.

Loans sold and serviced for others totaled $15,951,374 at December 31, 2017, and are not included in the accompanying balance sheet.

Note 5:     Foreclosed Assets Held for Sale

Expenses applicable to foreclosed assets at December 31 include the following:

Net gain on sales of real estate	$(2,538)
Write-downs charged to expenses	95,256
Operating expenses	57,569
Operating income	(6,660)

$143,627

Note 6:     Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

Land	$2,715,250
Buildings and improvements	10,725,768
Furniture and fixtures	1,682,853
Equipment	2,472,859
Construction in progress	73,950
17,670,680
Less accumulated depreciation	8,274,198

Net premises and equipment	$9,396,482

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Note 7:     Interest-Bearing Deposits

Interest-bearing time deposits in denominations of $250,000 or more were $16,783,880 at
December 31, 2017.

At December 31, 2017, the scheduled maturities of time deposits are as follows:

2018	$33,954,403
2019	18,987,626
2020	509,962
2021	352,355
2022	244,546

$54,048,892

Note 8:     Federal Home Loan Bank Advances

Advances from the Federal Home Loan Bank (FHLB) totaled $10,000,000 at December 31, 2017, and mature in 2018. Interest rates on advances range from 1.52% to 1.64%.

The Federal Home Loan Bank requires the Company to maintain Federal Home Loan Bank stock, investment securities and first mortgage loans free of pledges, liens and encumbrances in an amount equal to criteria established by FHLB credit policy. The Federal Home Loan Bank advances are secured by loans of $39,879,170 at December 31, 2017.

Note 9:     Short-Term Borrowings

Short-term borrowings of $977,098 at December 31, 2017, consist of securities sold under repurchase agreements with customers, renewable daily. The weighted average interest rate was 0.25% as of December 31, 2017. The short-term borrowings are secured by U.S. government agency securities with a fair value of $2,638,749 at December 31, 2017.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Note 10:     Subordinated Debentures Issued to Capital Trusts

In October 2002, Hometown Bancshares Capital Trust I, a statutory trust formed by the Company for the purpose of issuing securities, issued a $6.0 million aggregate liquidation amount of floating rate cumulative trust preferred securities. The Trust securities bear a floating distribution rate equal to LIBOR plus 3.45%. The Trust securities became redeemable at the Company’s option in November 2007, and if not sooner redeemed, mature on November 7, 2032. The Trust securities were sold in a private transaction exempt from registration under the Securities Act of 1933, as amended. The gross proceeds of the offering were used to purchase Junior Subordinated Debentures from the Company totaling $6,186,000 and bearing an interest rate identical to the distribution rate on the Trust securities. The interest rate was 6.42% at December 31, 2017.

As allowed under the governing documents of the Subordinated Debentures issued by the Trust, the quarterly interest payments due under the terms of the agreement have been deferred since November 7, 2014. The Company has the right to declare such a deferral for up to 20 consecutive quarterly periods and deferral may only be declared as long as the Company is not then in default under the provisions of the Trust Agreement. During the deferral period, interest on the indebtedness continues to accrue and the unpaid interest is compounded. For as long as the deferral period continues, the Company is prohibited from declaring or paying any dividend on its capital stock, or making any payments on any debt security that is ranked pari passu with the debt securities issued by the Trust.

Note 11:     Notes Payable

The Company has an outstanding line of credit that was issued by a third-party bank for $3,000,000. At December 31, 2017, $3.0 million was drawn on the line of credit with an interest rate of 5.0%, which matured on February 18, 2018. This line of credit was secured by shares of the Bank. The line of credit was paid off at the time of the merger with Guaranty Federal Bancshares, Inc. (see Note 22).

Note 12:     Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction and the states of Missouri and Arkansas.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below:

Computed at the statutory rate (34%)	$(141,686)
Increase (decrease) resulting from
Tax-exempt interest	(1,575)
Nondeductible expenses	5,852
State income taxes	5,393
Adjustment of deferred tax liability for enacted changes in tax laws	1,311,842
Changes in the deferred tax asset valuation allowance	(1,181,204)
Other	1,378

Actual tax expense	$-

The tax effects of temporary differences related to deferred taxes shown on the balance sheet at December 31, 2017:

Deferred tax assets
Allowance for loan losses	$594,021
Valuation of foreclosed assets	242,062
Net operating loss carryforward	2,011,998
Unrealized depreciation on available-for-sale securities	41,025
Other	80,346
2,969,452

Deferred tax liabilities
Depreciation	(238,229)
Deferred loan fees	(60,634)
Other	(18,512)
(317,375)

Net deferred tax asset before valuation allowance	2,652,077

Valuation allowance
Beginning balance	(3,842,468)
Decrease during the year	1,181,204
Decrease during the year related to available-for-sale securities	9,187
Ending balance	(2,652,077)

Net deferred tax asset	$-

As of December 31, 2017, the Company had approximately $8,469,000 of net operating loss carryforwards available to offset future taxable income. The carryforwards will expire between 2033 and 2037.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Note 13:     Leases

The Bank has an operating ground lease that expires in 2024. This lease contains a series of renewal options for periods of five years and requires the Bank to pay all executory costs such as taxes, maintenance and insurance. Rental expense for this lease was $188,700 for 2017.

Future minimum lease payments under operating leases are:

2018	$181,500
2019	193,092
2020	199,644
2021	199,644
2022	199,644
Thereafter	265,637

Total minimum lease payments	$1,239,161

Note 14:     Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct and material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under U.S. GAAP, regulatory reporting requirements and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Bank’s regulators could require adjustments to regulatory capital not reflected in these financial statements.

Quantitative measures established by regulatory reporting standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to risk weighted assets (as defined), common equity Tier I capital (as defined) to total risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes that as of December 31, 2017, the Bank meets all capital adequacy requirements to which it is subject, other than the Consent Order disclosed below.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

As of December 31, 2017, the most recent notification from the Office of the Comptroller of the Currency (OCC) categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. On December 18, 2008, the Bank entered into a Consent Order with the OCC requiring, among other items, the Bank to maintain at least 9% Tier I capital to adjusted total assets and at least 11% total risk-based capital to risk-weighted assets. As discussed in Note 22, on November 30, 2017, the Company entered into an agreement to be acquired and was acquired on April 2, 2018, by Guaranty Federal Bancshares, Inc.

The Bank’s actual capital amounts and ratios are also presented in the table. No amount was deducted from capital for interest-rate risk in 2017.

			For Capital Adequacy		To Be Well Capitalized Under Prompt Corrective Action
	Actual		Purposes		Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollar Amounts in Thousands)
As of December 31, 2017
Total Capital (to Risk Weighted Assets)	$13,878	9.5%	$12,084	8.0%	$15,105	10.0%
Tier I Capital (to Risk Weighted Assets)	11,984	8.2%	9,063	6.0%	12,084	8.0%
Common Equity Tier I Capital (to Risk-Weighted Assets)	11,984	8.2%	6,797	4.5%	9,818	6.5%
Tier I Capital (to Average Assets)	11,984	6.7%	7,180	4.0%	8,975	5.0%

The Bank may not pay dividends which would reduce capital below the minimum requirements outlined in the Consent Order and without prior approval of the OCC.

Note 15:     Related Party Transactions

At December 31, 2017, the Company had loans outstanding to officers, directors and companies in which the Company’s officers or directors were principal owners in the amount of approximately $2,627,000.

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Note 16:     Employee Benefit Plan

The Company has a 401(k) and Employee Stock Ownership Plan (ESOP) defined contribution profit-sharing plan covering substantially all employees. The Company makes a matching contribution of up to 3% of each participant’s 401(k) contribution to the Plan. Employer contributions and administrative costs charged to expense for 2017 were $90,690.

Note 17:     Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities that the entity can access at the measurement date.

Level 2

Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the hierarchy in which the fair value measurements fall at December 31, 2017:

		Fair Value Measurements
	Fair Value	Level 1	Level 2	Level 3

U.S. government agencies	$5,616,390	$-	$5,616,390	$-
Collateralized mortgage obligations	1,803,904	-	1,803,904	-

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the year ended December 31, 2017.

Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. The Company does not have any Level 3 securities.

Nonrecurring Measurements

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2017:

		Fair Value Measurements
	Fair Value	Level 1	Level 2	Level 3

Collateral-dependent impaired loans	$22,169	$-	$-	$22,169
Foreclosed assets held for sale	$90,199	$-	$-	$90,199
Premises and equipment	$6,355,000	$-	$-	$6,355,000

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheet, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below, or is described in Note 1 under Long-Lived Asset Impairment.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Foreclosed Assets Held for Sale

Foreclosed assets held for sale are carried at the lower of fair value at acquisition date or current estimated fair value, less estimated cost to sell when the real estate is acquired. Estimated fair value of foreclosed assets held for sale is based on appraisals or evaluations. Foreclosed assets held for sale are classified within Level 3 of the fair value hierarchy.

Appraisals of foreclosed assets held for sale are obtained when the real estate is acquired and subsequently as deemed necessary by management. Appraisals are reviewed for accuracy and consistency by management. Appraisers are selected from the list of approved appraisers maintained by management.

Collateral-Dependent Impaired Loans, Net of Allowance for Loan Losses

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by management. Appraisals are reviewed for accuracy and consistency by management. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by management by comparison to historical results.

Note 18:     Significant Estimates and Concentrations

Significant Estimates

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in Notes 1 and 4. Estimates related to foreclosed assets held for sale are reflected in Note 1.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

General Litigation

The Bank is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company.

Note 19:     Commitments and Credit Risk

Standby Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Performance standby letters of credit are issued to guarantee performance of certain customers under nonfinancial contractual obligations. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. Should the Company be obligated to perform under the standby letters of credit, the Company may seek recourse from the customer for reimbursement of amounts paid.

The Company had total outstanding standby letters of credit amounting to $414,611 at December 31, 2017, with terms ranging from 2 to 7 years from the date of origination.

Lines of Credit

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At December 31, 2017, the Bank had granted unused home equity, residential construction and commercial lines of credit to borrowers aggregating approximately $19,955,000.

Hometown Bancshares, Inc. and Subsidiary

Notes to Financial Statements

December 31, 2017

Note 20:     Other Noninterest Expense

Other noninterest expense consists of the following:

Advertising	$45,835
Insurance	51,353
Stationery and supplies	67,189
Telephone	59,493
Postage and freight	82,028
Automobile, travel and education	49,833
Professional fees	250,930
Other taxes	25,708
Dues and subscriptions	37,281
Correspondent bank service charges	42,676
Regulatory examination fees	106,716
Donations	27,599
Director’s fees	43,000
ATM processing fees	275,391
Miscellaneous	297,369

$1,462,401

Note 21:     Regulatory Agreement

The Bank was operating under an agreement with its primary Federal regulator, the Office of the Comptroller of the Currency (OCC), until its merger into Guaranty Bank as of the close of business on June 8, 2018.  The agreement required that certain actions were taken or followed, that certain plans were developed, that certain actions require prior approval and that periodic reporting was provided.

Note 22:     Subsequent Events

On November 30, 2017, Guaranty Federal Bancshares, Inc. entered into a purchase agreement with Hometown Bancshares, Inc. The Company then merged with Guaranty Federal Bancshares, Inc. with Guaranty Federal Bancshares, Inc. being the surviving corporation, on April 2, 2018.

Subsequent events have been evaluated through June 11, 2018, which is the date the financial statements were available to be issued.